United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2021

Date of Report (Date of earliest event reported)

CleanTech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40611	85-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 West 25th Street, 9th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 494-9005

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLAQ	The Nasdaq Stock Market LLC
Warrants	CLAQW	The Nasdaq Stock Market LLC
Rights	CLAQR	The Nasdaq Stock Market LLC
Units	CLAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On December 16, 2021, CleanTech Acquisition Corp., a Delaware corporation (“CleanTech”), entered into an Agreement and Plan of Merger (the “Merger Agreement,” and together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”) with CleanTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CleanTech (“Merger Sub”), and Nauticus Robotics, Inc., a Texas corporation (“Nauticus”). Pursuant to the terms of the Merger Agreement, a business combination between CleanTech and Nauticus will be effected through the merger of Merger Sub with and into Nauticus, with Nauticus surviving the merger as a wholly owned subsidiary of CleanTech (the “Merger”). The Board of Directors of CleanTech (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of CleanTech.

Treatment of Nauticus Securities

Preferred Stock. Immediately prior to the effective time of the Merger (the “Effective Time”) and subject to the consent of the holders of Nauticus’ preferred stock, par value $0.01 per share (the “Nauticus Preferred Stock”), each issued and outstanding share of Nauticus Preferred Stock shall be converted into shares of the common stock, par value $0.01 per share, of Nauticus Robotic (the “Nauticus Robotic Common Stock”) in accordance with the Nauticus Certificate of Incorporation (collectively, the “Nauticus Preferred Stock Conversion”). All of the shares of Nauticus Preferred Stock converted into shares of Nauticus Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Nauticus Preferred Stock shall thereafter cease to have any rights with respect to such securities. An aggregate of 1,060,226 shares of CleanTech common stock will be issued in exchange for these securities.

Convertible Notes. Immediately prior to Nauticus Preferred Stock Conversion and prior to the Effective Time, each issued and outstanding convertible promissory note of Nauticus (the “Nauticus Convertible Notes”) will be automatically converted into shares of Nauticus Common Stock in accordance with the terms of such Converting Convertible Note (collectively, the “Nauticus Convertible Note Conversion”). Each Converting Convertible Note converted into shares of Nauticus Common Stock shall no longer be outstanding and shall cease to exist, and each holder of a Converting Convertible Note shall thereafter cease to have any rights with respect to such securities. An aggregate of 373,030 shares of CleanTech common stock will be issued in exchange for these securities.

Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Nauticus Stockholder, subject to and in consideration of the terms and conditions set forth in the Merger Agreement, each share of Nauticus Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares (as defined in the Merger Agreement)), shall be converted into the right to receive the applicable Per Share Merger Consideration and the Earnout Shares (as defined below). All of the shares of Nauticus Common Stock converted into the right to receive consideration shall no longer be outstanding and shall cease to exist, and each holder of Nauticus Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration into which such share of Nauticus Common Stock shall have been converted into in the Merger. An aggregate of 678,400 shares of CleanTech common stock will be issued in exchange for these securities

Stock Options. As of the Effective Time, each option to purchase shares of the Nauticus Common Stock (a “Nauticus Option”) granted under any Nauticus Stock Plan that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be assumed by CleanTech and shall be converted into a stock option (a “CleanTech Option”) to acquire shares of CleanTech’s Common Stock in accordance with the Merger Agreement. As of the Effective Time, each such CleanTech Option as so assumed and converted shall be for that number of shares of CleanTech’s Common Stock determined by multiplying the number of shares of the Nauticus Common Stock subject to such Nauticus Option immediately prior to the Effective Time by the Exchange Ratio (as defined in the Merger Agreement), which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Nauticus Option immediately prior to the Effective Time by the Exchange Ratio. Options to purchase an aggregate of 239,880 shares of common stock will be issued by Cleantech at the closing.

Earn-Out Shares. Following the closing of the merger, former holders of shares of Nauticus Common Stock (including shares received as a result of the Nauticus Preferred Stock conversion and the Nauticus Convertible Notes conversion) and, former holders of Nauticus stock options, shall each be entitled to receive their pro rata share of up to 7,500,000 additional shares of CleanTech Common Stock (the “Earn-Out Shares”) if, within a 5-year period following the signing date of the Merger Agreement, the closing share price of the CleanTech Common Stock equals or exceeds any of three thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”) and, in respect of a former holder of Nauticus stock options, the holder continues to provide services to CleanTech or one of its subsidiaries at the time of such Triggering Event.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, good standing and qualification, (b) capital structure, (c) authorization to enter into the Merger Agreement, (d) compliance with laws and permits, (e) taxes, (f) financial statements and internal controls, (g) real and personal property, (h) material contracts, (i) environmental matters, (j) absence of changes, (k) employee matters, (l) litigation, and (m) brokers and finders.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for CleanTech and Nauticus to use reasonable best efforts to cooperate in the preparation of the Registration Statement and Proxy Statement (as each such term is defined in the Merger Agreement) required to be filed in connection with the Merger and to obtain all requisite approvals of their respective stockholders including, in the case of CleanTech, approvals of the restated certificate of incorporation, the share issuance under Nasdaq rules and the omnibus incentive plan. CleanTech has also agreed to include in the Proxy Statement the recommendation of its board that stockholders approve all of the proposals to be presented at the special meeting.

Nauticus, Inc. Incentive Plan

CleanTech has agreed to approve and adopt a 2022 omnibus incentive plan (the “Incentive Plan”) to be effective as of the Closing and in a form mutually acceptable to CleanTech and Nauticus. The Incentive Plan shall provide for an initial aggregate share reserve equal to 3% of the number of shares of CleanTech Common Stock on a fully diluted basis at the Closing. Subject to approval of the Incentive Plan by the CleanTech’s stockholders, CleanTech has agreed to file a Form S-8 Registration Statement with the SEC following the Effective Time with respect to the shares of CleanTech Common Stock issuable under the Incentive Plan.

Non-Solicitation Restrictions

Each of CleanTech and Nauticus has agreed that from the date of the Merger Agreement to the Effective Time or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, it will not initiate any negotiations with any party, or provide non-public information or data concerning it or its subsidiaries to any party relating to an Acquisition Proposal or Alternative Transaction (as such terms are defined in the Merger Agreement) or enter into any agreement relating to such a proposal. Each of CleanTech and Nauticus has also agreed to use its reasonable best efforts to prevent any of its representatives from doing the same.

Conditions to Closing

The consummation of the Merger is conditioned upon, among other things, (i) receipt of the CleanTech stockholder approval and Nauticus stockholder approval, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions, (iv) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), (v) CleanTech having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (vi) solely with respect to CleanTech, (A) the representations and warranties of Nauticus being true and correct to applicable standards applicable and each of the covenants of Nauticus having been performed or complied with in all material respects and (B) the approval of the conversion of the convertible notes and (vii) solely with respect to Nauticus, (A) the representations and warranties of CleanTech being true and correct to applicable standards applicable and each of the covenants of CleanTech having been performed or complied with in all material respects (B) the receipt of the approval for listing by Nasdaq of the shares of CleanTech Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement, (C) the effective resignations of certain directors and executive officers of CleanTech, (D) the amount of Closing Parent Cash (as defined in the Merger Agreement) being equal to or exceeding $200,000,000 and (E) the formation and funding of a public benefit corporation as a wholly owned subsidiary of CleanTech.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

(i) by mutual written consent of CleanTech and Nauticus;

(ii) by either CleanTech or Nauticus if the other party has breached its representations, warranties, covenants or agreements in the Merger Agreement such that the conditions to closing cannot be satisfied and such breach cannot be cured within certain specified time periods, provided that the party seeking to breach is not itself in breach of the Merger Agreement;

(iii) by either CleanTech or Nauticus if the transactions are not consummated on or before June 30, 2022 provided that the failure to consummate the transaction by that date is not due to a material breach by the party seeking to terminate and which such breach is the proximate cause for the conditions to close not being satisfied;

(iv) by either CleanTech or Nauticus if a governmental entity shall have issued a law or final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Merger, provided that, the party seeking to terminate cannot have breached its obligations under the Merger Agreement and such breach has proximately contributed to the governmental action;

(v) by either CleanTech or Nauticus if the CleanTech stockholders do not approve the Merger Agreement at a meeting held for that purpose;

(vi) by written notice from CleanTech to Nauticus if the Nauticus stockholders do not approve the Merger Agreement due to the failure of Nauticus to hold a stockholder vote; or

(vii) by written notice from Nauticus to CleanTech if the CleanTech board shall have publicly withdrawn, modified or changed in an adverse manner its recommendation to vote in favor of the merger and other proposals.

The Merger Agreement and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about CleanTech, Nauticus or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about CleanTech, Nauticus or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that CleanTech makes publicly available in reports, statements and other documents filed with the SEC. CleanTech and Nauticus investors and securityholders are not third-party beneficiaries under the Merger Agreement.

Certain Related Agreements

Support Agreements. In connection with the execution of the Merger Agreement, CleanTech Sponsor I LLC and CleanTech Investments, LLC (each, a “Sponsor,” and collectively, the “Sponsors”) entered into a support agreement (the “Sponsors Support Agreement”) with Nauticus pursuant to which the Sponsors have agreed to vote all shares of CleanTech Common Stock beneficially owned by them in favor of the Merger.

In addition, in connection with the execution of the Merger Agreement, certain stockholders of Nauticus owning approximately 88.8% of the voting power of Nauticus entered into a support agreement (the “Company Support Agreement”) with CleanTech and Nauticus pursuant to which the stockholders agreed to vote all shares of Nauticus beneficially owned by them in favor of the Merger.

Subscription Agreements. In connection with the execution of the Merger Agreement, CleanTech entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of CleanTech Common Stock (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and CleanTech has agreed to sell to the Subscribers, an aggregate of 3,530,000 shares of CleanTech Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $35.3 million. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Securities Purchase Agreement. In connection with the execution of the Merger Agreement, CleanTech and Nauticus entered into Securities Purchase Agreement with certain parties purchasing up to an aggregate of $40,000,000 in principal amount of secured debentures (the “Debentures”) and warrants (the “Warrants”) equal to 100% of the aggregate issued amount of the Debentures divided by the then conversion price, with an exercise price equal to $20 per share of Common Stock, subject to adjustment (“Debt Financing”). The obligations to consummate the transactions contemplated by the Securities Purchase Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Amended and Restated Registration Rights Agreement. In connection with the Closing, Nauticus, CleanTech and certain stockholders of each of Nauticus and CleanTech who will receive shares of CleanTech Common Stock pursuant to the Merger Agreement, will enter into an amended and restated registration rights agreement (“Registration Rights Agreement”) mutually agreeable to CleanTech and Nauticus, which will become effective upon the consummation of the Merger.

Lock-up Agreement and Arrangements. In connection with the Closing, the Sponsors and certain Nauticus stockholders will enter into a lock-up agreement (the “Sponsor Lock-Up Agreement” and “Company Stockholder Lock-up Agreement) with Nauticus and CleanTech, pursuant to which each will agree, subject to certain customary exceptions, not to:

(i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of CleanTech Common Stock received as merger consideration and held by it immediately after the Effective Time (the “Lock-Up Shares”), or enter into a transaction that would have the same effect;

(ii) enter into transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Sponsor Lock-Up Agreement and Company Stockholder Lock-up Agreement) with respect to any security of CleanTech;

during a “Lock-Up Period” under their respective agreements.

Under the Sponsor Lock-up Agreement, the Lock-Up period means the period commencing on the Closing Date and ending on the earlier of (x) the one year anniversary of the Closing Date; (y) the date on which the volume weighted average price of shares of common stock equals or exceeds $13.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on Nasdaq, and (z) the date specified in a written waiver duly executed by Nauticus; provided that the restrictions set forth in the Sponsor Lock-up Agreement do not apply to (1) transfers or distributions to such stockholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the stockholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the stockholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the stockholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of the Sponsor Lock-up Agreement.

Under the Company Lock-up Agreement, the Lock-Up period means the period commencing on the Closing Date and ending on the earlier of (x) the date that is 180 calendar days after the consummation of the Business Combination, (y) the date on which the volume weighted average price of shares of common stock equals or exceeds $13.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on Nasdaq, and (z) the date specified in a written waiver duly executed by the Sponsors and CleanTech; provided that the restrictions set forth in the Company Lock-up Agreement do not apply to (1) transfers or distributions to such stockholders current or former general or limited partners, managers or members, stockholders, other equityholders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the stockholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the stockholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the stockholder; (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in the PIPE or in open market transactions); or (6) in the case of Angela Berka (or Reginald Berka with respect to any community, marital or similar interest he may have in the following shares), the transfer of up to 1,000,000 shares of Lock-up Shares in a privately negotiated sale to another company stockholder, who shall enter into a Lock-Up Agreement (or amend an existing Lock-Up Agreement) containing the same terms and conditions as this Agreement with respect to such shares, or the entry into any agreement with respect to such a sale entered into before, at or after the Effective Time.

Director Nomination Agreement. In connection with the Closing, CleanTech, the Sponsors and Nauticus entered into a Director Nomination Agreement (the “Director Nomination Agreement”) pursuant to which CleanTech agreed to nominate an individual designated by the Sponsors to the Board of Directors of the combined company, effective as of immediately prior to the Closing.

Director Designation Agreement. In connection with the execution of the Merger Agreement, CleanTech, Nauticus and certain Nauticus stockholders entered into a director designation agreement with Transocean, Inc. (“Transocean”) to take all necessary action to cause a member designated by Transocean (the “Transocean Designee”) to remain on, or otherwise be appointed to, the Board, from and after the effective time of the Merger, as a Class III member of the Board, for an initial term expiring at the third annual meeting following the date of the Second Amended and Restated Certificate of Incorporation to be adopted in connection with the Merger.

Indemnification Agreements. In connection with the Closing, CleanTech has agreed to enter into customary indemnification agreements, in form and substance reasonably acceptable to CleanTech and Nauticus, with the individuals who will be nominated and, subject to stockholder approval, elected to CleanTech’s board of directors effective as of the Closing.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, Sponsor Support Agreement, Company Support Agreement, Subscription Agreement, Securities Purchase Agreement, Company Lock-up Agreement, Sponsor Lock-up Agreement, Amended and Restated Registration Rights Agreement, Director Nomination Agreement and Director Designation Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, and 10.9, respectively, and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Subscription Agreements/PIPE” is incorporated by reference herein. The shares of CleanTech Common Stock to be issued in connection with the Subscriptions and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On December 17, 2021, CleanTech and Nauticus issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibits 99.2 hereto is the investor presentation that will be used by CleanTech and Nauticus in connection with the Business Combination. On December 17, 2021, Nauticus and CleanTech will hold a conference call to discuss the Business Combination at 8:30 am Eastern time. A copy of the script is furnished hereto as Exhibit 99.3. Furnished as Exhibit 99.4 is the script of a Nauticus company video and Exhibits 99.5 through 99.9 are forms of letters addressed to different constituencies of Nauticus and the Sponsors about the Business Combination. Exhibit 99.10 is the transcript of John Najarian interview with the Chief Executive Officers of CleanTech and Nauticus.

The information in this Item 7.01 and Exhibits 99.1 through 99.10, attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Investors and Stockholders

This document relates to a proposed transaction between CleanTech and Nauticus. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CleanTech intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of CleanTech, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CleanTech stockholders. CleanTech also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of CleanTech are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CleanTech through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

CleanTech and Nauticus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CleanTech’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of CleanTech and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, contains certain forward-looking statements that are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “may” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean a statement is not forward looking. Indications of, and guidance or outlook on, future earnings, dividends or financial position or performance are also forward looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Most of these factors are outside CleanTech’s and Nauticus’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the outcome of any legal proceedings that may be instituted against CleanTech and Nauticus following the announcement of the Merger Agreement and the transactions contemplated therein; (iii) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of CleanTech, certain regulatory approvals, or the satisfaction of other conditions to closing in the Merger Agreement; (iv) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (v) the impact of the COVID-19 pandemic on Infinite’s business and/or the ability of the parties to complete the proposed Business Combination; (vi) the inability to maintain the listing of CleanTech shares on the Nasdaq Stock Market following the proposed Business Combination; (vii) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (viii) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Infinite to grow and manage growth profitably, and retain its key employees; (ix) costs related to the proposed Business Combination; (x) changes in applicable laws or regulations; and (xi) the possibility that Nauticus or CleanTech may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in CleanTech’s most recent filings with the SEC, including CleanTech’s Prospectus, filed with the SEC on July 16, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained herein. All subsequent written and oral forward-looking statements concerning CleanTech or Nauticus, the transactions described herein or other matters attributable to CleanTech, Nauticus or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of CleanTech or Nauticus expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Agreement and Plan of Merger dated as of December 16, 2021, by and among CleanTech Acquisition Corp., CleanTech Merger Sub, Inc. and Nauticus, Inc., and Nicolaus Radford.

10.1	Sponsor Support Agreement dated as of December 16, 2021 by and among CleanTech Sponsor I LLC , CleanTech Investments, LLC, Nauticus Robotics, Inc. and CleanTech Acquisition Corp.

10.2	Company Support Agreement dated as of December 16, 2021 by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and certain shareholders of Nauticus Robotics, Inc.

10.3	Forms of Subscription Agreement for U.S. and Canadian investors.

10.4	Securities Purchase Agreement dated as of December 16, 2021 by and among CleanTech Sponsor I LLC , CleanTech Investments, LLC, Nauticus Robotics, Inc. and CleanTech Acquisition Corp.

10.5	Form of Company Lock-up Agreement (included in Exhibit H-1 of Exhibit 2.1 hereto)

10.6	Form of Sponsor Lock-up Agreement (included in Exhibit H-2 of Exhibit 2.1 hereto)

10.7	Form of Amended and Restated Registration Rights Agreement (included in Exhibit I of Exhibit 2.1 hereto)

10.8	Form of Director Nomination Agreement (included in Exhibit G of Exhibit 2.1 hereto)

10.9	Director Designation Agreement, dated as of December 16, 2021

99.1	Press Release issued by CleanTech and Nauticus Robotics on December 17, 2021

99.2	Investor Presentation

99.3	Script for Investor Call

99.4	Nauticus Video Transcript

99.5	Nauticus Partner Contingent Workforce Letter

99.6	Nauticus Employee Letter

99.7	Nauticus Customer Letter

99.8	Nauticus Investor Letter

99.9	Cleantech Acquisition Investors Letter

99.10	Najarian Interview Transcript

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). CleanTech agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2021

CLEANTECH ACQUISITION CORP.

By:	/s/ Eli Spiro
Name:	Eli Spiro
Title:	Chief Executive Officer